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                                                               EXHIBIT 99.8.A.4

                   THIRD AMENDMENT OF DISTRIBUTION CONTRACT

     This Amendment ("Third Amendment") to the Distribution Contract, dated April 4, 1997 ("Distribution Contract"), by and between United Investors Life Insurance Company ("UILIC") and Target/United Funds, Inc. f/k/a TMK/United Funds, Inc. (the "Fund") (a copy of which is attached hereunto as Exhibit "A"), as amended on March 3, 1998 and December, 1998, is made effective as of this ___ day of March, 2000.

1.   The parties hereunto agree as follows:

     (a) The second full paragraph of the Distribution Contract shall be amended by deleting the word "three" in the first sentence and replacing it with the word "four", and by inserting the words "United Investors Advantage Gold Variable Account" after the words "United Investors Universal Life Variable Account" in the first sentence thereof.

     (b) Section 1 of the Distribution Contract shall be amended by deleting the word "three" and replacing it with the word "four" in the third line.

2. In all other respects, the Distribution Contract is unchanged, and the parties ratify and confirm the Distribution Contract as amended by this Third Amendment.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment by their duly authorized representatives.

                                         UNITED INVESTORS LIFE INSURANCE COMPANY

                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------


                                                TARGET/UNITED FUNDS, INC.

                                         By:
                                            ------------------------------------

                                         Title:
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